SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 24, 2005, management of the Company discussed with the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”) on February 7, 2005 regarding certain operating lease accounting issues and their application under generally accepted accounting principles (“GAAP”). At such meeting, management advised the Audit Committee that it had made a preliminary determination, similar to recent determinations by many other publicly-held retail and restaurant companies, that its current methods of accounting for rent holidays and tenant improvement allowances, and of determining lives used in the calculation of depreciation of leasehold improvements and straight-line rent determination for certain leased properties, were not consistent with the views expressed by the SEC staff letter and other recent interpretations.

Because the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2005 was due on February 25, 2005, management recommended filing a Form 12b-25 with the SEC for a five-day extension on the due date of the 10-Q in order to give management time to incorporate the correct accounting for these items into the 10-Q and to give the Audit Committee and the Company’s independent registered public accounting firm time to review the filing. The Audit Committee concurred with this recommendation. On February 25, 2005, the Company filed the Form 12b-25 and a Current Report on Form 8-K to report the filing extension.

On March 1, 2005, management and the Audit Committee, in consultation with the Company’s independent registered public accounting firm, discussed the above-described operating lease accounting issues, and the Audit Committee concurred with management’s assessment that the Company’s accounting for these items was incorrect and that the Company’s previously issued audited consolidated financial statements for fiscal 2002, 2003 and 2004 and the unaudited comparative 2003 and 2004 quarterly information should be restated.

As a result of the Company’s determination to restate its consolidated financial statements as discussed above, the financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2004 should no longer be relied upon. The Company will file a Form 10-K/A with restated consolidated financial statements, and the Company’s Forms 10-Q for fiscal 2005 will reflect the restated information for the corresponding quarters in fiscal 2004.

The Company anticipates filing its first quarter report on Form 10-Q on March 2, 2005.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: March 1, 2005	By:	/s/ Glenda Flanagan
Glenda Flanagan
Executive Vice President and
Chief Financial Officer

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